Q2 2026 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 05 Manufacturing & Hardware 06 Supporting Infrastructure 07 AI & Software 08 Services 09 Outlook 10 Photos & Charts 11 Key Metrics 23 Financial Statements 26 Additional Information 32 2

S U M M A R YH I G H L I G H T S (1) Refer to the Reconciliation of GAAP to Non–GAAP Financial Information slide (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and short-term investments; (4)Active driver supervision required; does not make the vehicle autonomous; (5) Bay Area operations use FSD (Supervised) pursuant to CA TCP permit # TCP0046782 – A; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $0.4B GAAP operating income $1.1B GAAP net income $1.2B non-GAAP net income1 Q2 was a strong quarter for our core vehicle, energy and services businesses as well as our manufacturing, infrastructure and AI initiatives. Our focus remains on strengthening these core businesses and making the necessary investments that will deliver Amazing Abundance. Tesla generated over $100B in revenue on a trailing twelve-month basis for the first time. We achieved record second-quarter vehicle deliveries, with continued growth in new markets and strength in established markets. Our Energy Storage business returned to growth, achieving its second-best quarterly deployment number and record deployments on a trailing twelve-month basis. The Services and Other business achieved record profitability and margin in the quarter. Cybercab began production at Gigafactory Texas, and Tesla Semi remains on track for production this year at our new factory in Nevada. Progress also continued on battery pack capacity expansion – the main limiting factor to near-term vehicle production volume increase. Megafactory Texas is nearing completion, with start of production planned for this year. Additionally, site selection, preparation, construction and equipment procurement progressed in the quarter for solar and semiconductor manufacturing. FSD (Supervised)4 penetration continued to grow in the quarter with more customers opting for subscription at the time of vehicle purchase. Robotaxi rollout continued in the U.S. and is now live in seven major metros5. Construction at our Fremont Factory for Optimus began after we decommissioned the Model S & X lines, with anticipated production later this year. Tesla is in its largest and most exciting period of investment. From here, there remains much hard work as we aim to revolutionize transportation, energy and productivity through our leading real-world AI. Scaling will be non-linear, and we are focused on long-term value creation. We’ve never been more optimistic about the future. Cash Operating cash flow of $4.7B Free cash flow2 of negative $1.1B $1.2B decrease in our cash and investments3 Operations Record Q2 vehicle deliveries Launched Robotaxi in three cities in Florida in July Began production of Cybercab 3

FINANCIAL SUMMARY
(Unaudited)

($ in millions, except percentages and per share data)	Q2-2025	Q3-2025	Q4-2025	Q1-2026	Q2-2026	YoY
Total automotive revenues	16,661	21,205	17,693	16,234	20,516	23%
Energy generation and storage revenue	2,789	3,415	3,837	2,408	3,139	13%
Services and other revenue	3,046	3,475	3,371	3,745	4,581	50%
Total revenues	22,496	28,095	24,901	22,387	28,236	26%
Total gross profit	3,878	5,054	5,009	4,720	4,751	23%
Total GAAP gross margin	17.2%	18.0%	20.1%	21.1%	16.8%	-41 bp
Operating expenses	2,955	3,430	3,600	3,779	4,353	47%
Income from operations	923	1,624	1,409	941	398	-57%
Operating margin	4.1%	5.8%	5.7%	4.2%	1.4%	-269 bp
Adjusted EBITDA	3,401	4,227	4,154	3,668	3,273	-4%
Adjusted EBITDA margin	15.1%	15.0%	16.7%	16.4%	11.6%	-353 bp
Net income attributable to common stockholders (GAAP)	1,172	1,373	840	477	1,114	-5%
Net income attributable to common stockholders (non-GAAP)	1,393	1,770	1,761	1,453	1,153	-17%
EPS attributable to common stockholders, diluted (GAAP)	0.33	0.39	0.24	0.13	0.32	-3%
EPS attributable to common stockholders, diluted (non-GAAP)	0.40	0.50	0.50	0.41	0.33	-18%
Net cash provided by operating activities	2,540	6,238	3,813	3,937	4,697	85%
Capital expenditures	(2,394)	(2,248)	(2,393)	(2,493)	(5,789)	142%
Free cash flow	146	3,990	1,420	1,444	(1,092)	-848%
Cash, cash equivalents and short-term investments	36,782	41,647	44,059	44,743	43,524	18%

4

OPERATIONAL SUMMARY

(Unaudited)

	Q2-2025	Q3-2025	Q4-2025	Q1-2026	Q2-2026	YoY
Model 3/Y production	396,835	435,826	422,652	394,611	442,936	12%
Other models production	13,409	11,624	11,706	13,775	8,822	-34%
Total production	**410,244**	**447,450**	**434,358**	**408,386**	**451,758**	**10%**
Model 3/Y deliveries	373,728	481,166	406,585	341,893	467,762	25%
Other models deliveries	10,394	15,933	11,642	16,130	12,364	19%
Total deliveries	**384,122**	**497,099**	**418,227**	**358,023**	**480,126**	**25%**
of which subject to operating lease accounting	6,670	10,230	10,996	3,430	7,580	14%
Cumulative deliveries[1] (all-time; mil)	8.0	8.5	8.9	9.2	9.7	21%
Active FSD Subscriptions[2] (mil)	0.95	1.04	1.10	1.28	1.48	56%
Total end of quarter operating lease (new vehicle) count[3]	172,882	167,163	163,075	151,991	141,876	-18%
Global vehicle inventory (days of supply)[4]	24	10	15	27	15	-38%
Storage deployed (GWh)	9.6	12.5	14.2	8.8	13.5	41%
Supercharger stations	7,377	7,753	8,182	8,463	8,704	18%
Supercharger connectors	70,228	73,817	77,682	79,918	82,357	17%

(1) In accordance with our 2025 CEO Performance Award, metric includes all new Tesla vehicles delivered to customers plus any unsupervised Robotaxis placed into commercial operation. For further detail see our 2025 Proxy Statement.
(2) In accordance with our 2025 CEO Performance Award, metric includes both upfront payment and monthly subscriptions and excludes free trials. For further detail see our 2025 Proxy Statement.
(3) Beginning in Q4'25, end of quarter operating lease count pertains only to new vehicles. Q3'25 has been adjusted to exclude used vehicles.
(4) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).

5
TESLA

MANUFACTURING & HARDWARE

Automotive

Our overall Q2 record deliveries were supported by record deliveries in several markets, including South Korea, Australia, Colombia, Japan, Taiwan, Thailand, Portugal, the Philippines, Chile, Slovenia and Lithuania. We launched the Model YL in the U.S. market in July. Consistent with launches in other markets, we have seen a positive response from customers.

Energy generation and storage

We achieved record energy storage deployments in EMEA, supported by record deployments from Megafactory Shanghai, which continues to ramp production. We are also on track to begin production of Megapack 3 and Megablock this year at our new Megafactory Texas.

Powerwall 3P (three-phase) is now available in Germany and is designed to meet the power needs of homes with three-phase power with a single unit. It includes a native three-phase inverter bringing the cost savings and energy security of our residential energy products to more customers. We are focused on bringing Powerwall 3P to other three-phase markets as quickly as possible.

Robotics

We have decommissioned the manufacturing lines for Models S & X at our Fremont Factory and are installing the first-generation lines for Optimus, where we expect to start production soon. The initial Optimus builds will be used in our Optimus Academy for training data collection and further functionality development. Additionally, we continued site development at Gigafactory Texas with building construction now in full swing.

Installed Annual Manufacturing Capacity

Region	Product	Capacity	Status
	Automotive		
California	**Model 3 / Model Y**	>550,000	Production
Shanghai	**Model 3 / Model Y**	>950,000	Production
Berlin	**Model Y**	>375,000	Production
Texas	**Model Y**	>250,000	Production
	Cybertruck	>125,000	Production
	Cybercab	>125,000	Production
Nevada	**Tesla Semi**	-	Commissioning
TBD	**Roadster**	-	Design development
	Energy Generation and Storage		
California	**Megapack**	40 GWh	Production
Nevada	**Powerwall**	>6 GWh	Production
Shanghai	**Megapack**	20 GWh	Production
Texas	**Megapack**	-	Commissioning
	Robotics		
California	**Optimus**	-	Construction
Texas	**Optimus**	-	Construction

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation.

6

S U P P O R T I N G I N F R A S T R U C T U R E Installed Annual Capacity Region Asset Capacity Status AI Training Compute Texas Cortex 1 >90 MW Production Cortex 2 >115 MW Production Battery Cell Manufacturing Nevada LFP 7 GWh Early Ramp Texas 4680 >40 GWh Production Cathode Materials 10 GWh Early Ramp Lithium Refining 30 GWh Early Ramp Berlin 4680 - Construction Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Early ramp capacity includes expected capacity. Construction includes factory and infrastructure buildout as well as tool installation. AI Training Compute We have more than doubled our onsite compute in Texas (in terms of MW of compute) during the first half of 2026. Cortex 2 supports the development of both vehicle and humanoid robot autonomy software and will ramp further over the rest of the year to ensure we have sufficient compute resources. Battery We continue to work on initiatives to increase battery pack capacity as it remains the limiting factor on ramping our vehicle production globally. Our teams made further progress on the ramp of new battery and material factories, including vehicle pack capacity in Berlin, cathode material production and lithium refining in Texas and LFP cells in Nevada for our energy storage products. We are also increasing production of 4680 cells to support production ramps of both Cybercab and Tesla Semi and increased production of Model Y. Other Supporting Infrastructure We added over 2,400 net new Supercharging stalls, growing the network by 17% year-over-year. We continue to innovate our Supercharger design and production process, helping us scale the network more cost-effectively. We are further reducing Supercharger wait times through improved Trip Planner, forecasted stall availability and dynamic waitlisting integrated into the Tesla app. 7 Tesla AI Training Capacity Ramp (MW of Compute) 0 100 200 300 400 Existing Capacity Future Planned Capacity

Customer View of FSD (Supervised)1 Usage Stats A I & S O F T W A R E Cumulative Miles Driven with FSD (Supervised)1 (billions) AI Software We began delivering FSD v14 lite to customers in the U.S. and South Korea (the latter in July) with AI3 hardware. This software build distills the driving behavior from AI4’s v14 series into both the camera and compute configuration of AI3 and includes destination options (parking in a lot, on the street, in a driveway or at the curbside) and speed profiles. It also addresses challenging driving scenarios with improved proactive and reactive responsiveness including navigation handling, merges and forks, pedestrian interactions, traffic lights and vehicle cut-in. AI Inference Compute We continue to make progress on construction and equipment procurement for our semiconductor fab in Austin. While still in its early stages, this project is critical to building our own chipmaking capabilities to ensure reliable long-term supply of essential logic and memory chips for our products. Automotive and Other Software In July, we began rolling out our Summer Release, with additional functionality aimed at enhancing the customer experience and further promoting our autonomous capabilities. Customers can now view and share Self-Driving Stats, making FSD (Supervised)1 more social and interactive. The Summer Release also includes additional Grok functionality such as making phone calls, searching and playing music and adjusting climate controls. Automatic Navigation expands beyond home and work to support any destination based on personal habits and schedule, including school drop-offs on the way to work. 8 (1) Active driver supervision required; does not make the vehicle autonomous 0.0 2.0 4.0 6.0 8.0 10.0 12.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before

S E R V I C E S Announced Robotaxi Coverage Cumulative Paid Robotaxi Miles 9 State Metro Status California SF Bay Area Safety Driver2 Texas Austin Ramping Unsupervised Dallas Ramping Unsupervised Houston Ramping Unsupervised Arizona Phoenix Preparations Underway Florida Miami Ramping Unsupervised Orlando Ramping Unsupervised Tampa Ramping Unsupervised Nevada Las Vegas Preparations Underway (1) Active driver supervision required; does not make the vehicle autonomous. (2) Pursuant to CA TCP permit # TCP0046782 - A Robotaxi We started production of Cybercab, our purpose-built autonomous EV designed to be the workhorse of our Robotaxi fleet. Engineering test drives of production Cybercabs on public roads also began during the quarter, and we began offering employee rides in Cybercabs on our Gigafactory Texas campus in July, both important precursors to Cybercab deployment in our Robotaxi fleets. We expanded the unsupervised operation area in Austin and launched unsupervised rides in Miami, Orlando and Tampa in July. Preparation for expansion of our Robotaxi service to additional U.S. metros continued, including testing, permitting and first responder training. FSD (Supervised)1 FSD adoption grew in the quarter, including record net new subscriptions. We also achieved record FSD attach rates in North America, with over 55% of new deliveries including FSD subscriptions. Building on the approval to deploy FSD in the Netherlands, we received additional approvals in Lithuania, Estonia, Denmark and Belgium, with customers in these countries driving over 50 million kilometers (31 million miles) on FSD as of July. We are seeing elevated interest in our vehicles in markets with FSD approval. Automotive Services Services and Other gross profit grew $302M sequentially to a record $648M, achieving a 14% gross margin, with growth driven by all major segments. As our vehicle fleet grows and we further improve business efficiency, we expect continued profit growth. 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 Cumulative Paid Robotaxi Miles

OUTLOOK

Volume

We are focused on maximum capacity utilization at our factories. Deliveries and deployments will be impacted by aggregate demand for our products, supply chain readiness and allocation decisions between sale to customers or use for our owned and operated fleet.

Cash

We will manage the business such that we ensure a strong balance sheet, maintaining sufficient liquidity to fund our product roadmap, long-term capacity expansion plans – including further vertical integration – and other expenses.

Profit

While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware-related profits to be accompanied by an acceleration of AI, software and fleet-based profits.

Product

We continue to evolve and augment our product lineup with a focus on cost, scale and future monetization opportunities via services powered by our AI software. We remain focused on growing our sales volumes through a differentiated and efficiently managed product portfolio, which includes leveraging and optimizing our existing production capacity before building new factories and production lines.

Tesla Semi and Megapack 3 remain on schedule for production starting in 2026. First-generation production lines for Optimus are being installed in anticipation of production in 2026.

Capacity build out and ramp related to our multi-year infrastructure initiatives, including AI compute, solar, battery material and semiconductor manufacturing are underway.

10 T E S L A

P H O T O S & C H A R T S

T H E T E S L A E C O S Y S T E M – B U I L D I N G A W O R L D O F A M A Z I N G A B U N D A N C E 12

M O D E L Y L – N O W A V A I L A B L E I N T H E U . S . 13

M O D E L Y L – F I R S T B U I L D S A T G I G A F A C T O R Y T E X A S 14

C Y B E R C A B – A U T O N O M O U S R I D E S F O R E M P L O Y E E S A T G I G A F A C T O R Y T E X A S 15

R O B O T A X I – R A M P I N G U N S U P E R V I S E D I N M I A M I 16

17 C Y B E R C A B – P R O D U C T I O N A T G I G A F A C T O R Y T E X A S

O P T I M U S – F I R S T G E N E R A T I O N P R O D U C T I O N L I N E I N F R E M O N T 18

19 O P T I M U S – F I R S T G E N E R A T I O N P R O D U C T I O N L I N E I N F R E M O N T

T E S L A S E M I F A C T O R Y – B U I L D I N G E X T E R I O R 20

T E S L A S E M I F A C T O R Y – E N D O F L I N E 21

T E S L A L I T H I U M D A Y – I N - H O U S E B A T T E R Y - G R A D E L I T H I U M P R O D U C T I O N R A M P I N T E X A S 22

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 23 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6 -3 -2 -1 0 1 2 3 4 5 6 7 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6 0 1 2 3 4 5 6 7 8 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 24 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6 0 2 4 6 8 10 12 14 16 18 20 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6 0 2 4 6 8 10 12 14 16 18 20 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 4Q -2 02 5 1Q -2 02 6 2Q -2 02 6

Revenue Total quarterly revenue increased 26% YoY to $28.2B. YoY, revenue was impacted by the following items (1): + increase in vehicle deliveries + growth in Services and Other + positive FX impact of $0.5B1 + growth in Energy Generation and Storage + higher automotive ancillary sales, primarily driven by an increase in FSD subscriptions - lower regulatory credit revenue - lower vehicle average selling price (ASP) (excl. FX impact1), inclusive of mix impact Profitability Our quarterly operating income decreased 57% YoY to $0.4B, resulting in a 1.4% operating margin. YoY, operating income was primarily impacted by the following items(1): + increase in vehicle deliveries + growth in Services and Other gross profit + lower average cost per vehicle primarily due to lower inbound duties + positive FX impact of $0.1B1 + higher automotive ancillary sales, primarily driven by an increase in FSD subscriptions - increase in operating expenses driven by AI and other R&D projects, SBC (including 2025 CEO Performance Award) and SG&A - lower regulatory credit revenue - lower vehicle average selling price (ASP) (excl. FX impact1), inclusive of mix impact - increase in energy warranty-related charges due to vendor cell issue Cash Quarter-end cash, cash equivalents and short-term investments was $43.5B. The sequential decrease of $1.2B was a result of negative free cash flow of $1.1B, driven by a sequential increase in capex of $3.3B. 25 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q2’25. K E Y M E T R I C S Y E A R – O V E R – Y E A R F I N A N C I A L S U M M A R Y

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2025	Q3-2025	Q4-2025	Q1-2026	Q2-2026
REVENUES					
Automotive sales	15,787	20,359	16,750	15,473	20,006
Automotive regulatory credits	439	417	542	380	146
Automotive leasing	435	429	401	381	364
Total automotive revenues	16,661	21,205	17,693	16,234	20,516
Energy generation and storage	2,789	3,415	3,837	2,408	3,139
Services and other	3,046	3,475	3,371	3,745	4,581
Total revenues	**22,496**	**28,095**	**24,901**	**22,387**	**28,236**
COST OF REVENUES					
Automotive sales	13,567	17,365	13,874	12,616	16,866
Automotive leasing	228	225	206	196	187
Total automotive cost of revenues	13,795	17,590	14,080	12,812	17,053
Energy generation and storage	1,943	2,342	2,739	1,456	2,499
Services and other	2,880	3,109	3,073	3,399	3,933
Total cost of revenues	18,618	23,041	19,892	17,667	23,485
Gross profit	**3,878**	**5,054**	**5,009**	**4,720**	**4,751**
OPERATING EXPENSES					
Research and development	1,589	1,630	1,783	1,946	2,371
Selling, general and administrative	1,366	1,562	1,655	1,833	1,982
Restructuring and other	—	238	162	—	—
Total operating expenses	2,955	3,430	3,600	3,779	4,353
INCOME FROM OPERATIONS	**923**	**1,624**	**1,409**	**941**	**398**
Interest income	392	439	449	434	422
Interest expense	(86)	(76)	(85)	(92)	(81)
Other income (expense), net	320	(28)	(592)	(535)	590
INCOME BEFORE INCOME TAXES	1,549	1,959	1,181	748	1,329
Provision for income taxes	359	570	325	257	201
NET INCOME	1,190	1,389	856	491	1,128
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	18	16	16	14	14
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**1,172**	**1,373**	**840**	**477**	**1,114**
Less: Buy-out of noncontrolling interest	-	-	-	-	(2)
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK	1,172	1,373	840	477	1,116
Net income per share of common stock attributable to common stockholders					
Basic	$ 0.36	$ 0.43	$ 0.26	$ 0.15	$ 0.34
Diluted	$ 0.33	$ 0.39	$ 0.24	$ 0.13	$ 0.32
Weighted average shares used in computing net income per share of common stock					
Basic	3,223	3,227	3,231	3,234	3,237
Diluted	3,519	3,526	3,539	3,538	3,540

27

BALANCE SHEET
(Unaudited)

In millions of USD	30-Jun-25	30-Sep-25	31-Dec-25	31-Mar-26	30-Jun-26
ASSETS					
Current assets					
Cash, cash equivalents and short-term investments	36,782	41,647	44,059	44,743	43,524
Accounts receivable, net	3,838	4,703	4,576	3,959	4,087
Inventory	14,570	12,276	12,392	14,434	13,752
Prepaid expenses and other current assets	5,943	6,027	7,615	6,612	7,395
Total current assets	61,133	64,653	68,643	69,748	68,758
Operating lease vehicles, net	5,230	5,019	4,912	4,530	4,253
Energy generation and storage systems, net	4,788	4,673	4,604	4,565	4,510
Property, plant and equipment, net	38,574	39,407	40,643	43,213	47,255
Operating lease right-of-use assets	5,633	5,783	6,027	6,332	6,386
Digital assets	1,235	1,315	1,008	786	674
Deferred tax assets	6,721	6,637	6,925	7,060	7,235
Other non-current assets (2)	5,253	6,248	5,045	7,490	9,453
Total assets	**128,567**	**133,735**	**137,806**	**143,724**	**148,524**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	13,212	12,819	13,371	14,696	15,324
Accrued liabilities and other	11,519	12,791	13,279	14,554	15,256
Deferred revenue	3,237	3,756	3,424	3,441	3,427
Current portion of debt and finance leases (1)	2,040	1,924	1,640	1,447	1,418
Total current liabilities	30,008	31,290	31,713	34,138	35,425
Debt and finance leases, net of current portion (1)	5,180	5,778	6,736	7,782	7,924
Deferred revenue, net of current portion	3,764	3,746	3,631	3,847	4,073
Other long-term liabilities	11,543	12,205	12,860	13,155	13,583
Total liabilities	**50,495**	**53,019**	**54,940**	**58,922**	**61,005**
Redeemable noncontrolling interests in subsidiaries	61	59	58	57	54
Total stockholders' equity	77,314	79,970	82,139	84,116	86,858
Noncontrolling interests in subsidiaries	697	687	670	629	607
Total liabilities and equity	**128,567**	**133,735**	**137,806**	**143,724**	**148,524**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	6,953	7,458	8,150	9,017	9,059
Recourse debt	3	3	3	2	2
Days sales outstanding	15	14	17	17	13
Days payable outstanding	65	52	61	71	58

(2) Beginning in Q4'25, other non-current assets is presented inclusive of goodwill and intangible assets, net and all prior periods have been adjusted.

28
T E S L A

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q2-2025	Q3-2025	Q4-2025	Q1-2026	Q2-2026
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	1,190	1,389	856	491	1,128
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,433	1,625	1,643	1,590	1,619
Stock-based compensation	635	663	954	1,030	1,151
Inventory and purchase commitments write-downs	136	65	49	77	110
Foreign currency transaction loss, net	24	106	292	287	312
Deferred income taxes	52	225	(111)	(136)	(165)
Non-cash interest and other operating activities	27	162	37	1	32
SpaceX equity investment unrealized gain	—	—	—	—	(1,005)
Digital assets unrealized (gain) loss	(284)	(80)	307	222	112
Changes in operating assets and liabilities					
Accounts receivable	(29)	(907)	45	561	(184)
Inventory	(703)	1,991	(214)	(2,255)	592
Operating lease vehicles	141	(11)	(79)	174	86
Prepaid expenses and other assets	(718)	(1,143)	(901)	231	(1,259)
Accounts payable, accrued and other liabilities	627	1,646	1,397	1,401	1,940
Deferred revenue	9	507	(462)	263	228
Net cash provided by operating activities	**2,540**	**6,238**	**3,813**	**3,937**	**4,697**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(2,394)	(2,248)	(2,393)	(2,493)	(5,789)
Purchase of SpaceX equity investment	—	—	—	(2,002)	—
Purchases of short-term investments	(7,485)	(11,402)	(12,207)	(8,318)	(7,963)
Proceeds from maturities of short-term investments	6,935	9,295	8,072	7,790	7,831
Purchase of intangible assets	—	—	—	—	(7)
Net cash used in investing activities	**(2,944)**	**(4,355)**	**(6,528)**	**(5,023)**	**(5,928)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Proceeds from issuances of debt	2,425	1,182	1,354	4,331	348
Repayments of debt	(2,828)	(669)	(748)	(3,530)	(392)
Debt issuance costs	(1)	(4)	(1)	—	(4)
Proceeds from exercises of stock options and other stock issuances, net of issuance costs	215	512	146	361	107
Principal payments on finance leases	(19)	(18)	(19)	(18)	(19)
Recovery of legal fees associated with shareholder settlement	—	—	—	98	18
Distributions paid to noncontrolling interests in subsidiaries	(14)	(20)	(22)	(70)	(21)
Net cash (used in) provided by financing activities	**(222)**	**983**	**710**	**1,172**	**37**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	111	(17)	37	(47)	(36)
Net (decrease) increase in cash and cash equivalents and restricted cash	(515)	2,849	(1,968)	39	(1,230)
Cash and cash equivalents and restricted cash at beginning of period	17,250	16,735	19,584	17,616	17,655
Cash and cash equivalents and restricted cash at end of period	16,735	19,584	17,616	17,655	16,425

29

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2025	Q3-2025	Q4-2025	Q1-2026	Q2-2026
Net income attributable to common stockholders (GAAP)	**1,172**	**1,373**	**840**	**477**	**1,114**
Stock-based compensation expense, net of tax	443	459	682	803	989
Digital assets unrealized (gain) loss, net of tax	(222)	(62)	239	173	87
SpaceX equity investment unrealized gain, net of tax	-	-	-	-	(763)
Certain tax items [(1)]	-	-	-	-	(274)
Net income attributable to common stockholders (non-GAAP)	**1,393**	**1,770**	**1,761**	**1,453**	**1,153**
Less: Buy-out of noncontrolling interest	-	-	-	-	(2)
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	**1,393**	**1,770**	**1,761**	**1,453**	**1,155**
EPS attributable to common stockholders, diluted (GAAP)	**0.33**	**0.39**	**0.24**	**0.13**	**0.32**
Stock-based compensation expense, net of tax, per share	0.13	0.13	0.19	0.23	0.29
Digital assets unrealized (gain) loss per share, net of tax	(0.06)	(0.02)	0.07	0.05	0.02
SpaceX equity investment unrealized gain per share, net of tax	-	-	-	-	(0.22)
Certain tax items, per share [(1)]	-	-	-	-	(0.08)
EPS attributable to common stockholders, diluted (non-GAAP)	**0.40**	**0.50**	**0.50**	**0.41**	**0.33**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,519	3,526	3,539	3,538	3,540
Net income attributable to common stockholders (GAAP)	**1,172**	**1,373**	**840**	**477**	**1,114**
Interest expense	86	76	85	92	81
Provision for income taxes	359	570	325	257	201
Depreciation, amortization and impairment	1,433	1,625	1,643	1,590	1,619
Stock-based compensation expense	635	663	954	1,030	1,151
Digital assets unrealized (gain) loss	(284)	(80)	307	222	112
SpaceX equity investment unrealized gain	-	-	-	-	(1,005)
Adjusted EBITDA (non-GAAP)	**3,401**	**4,227**	**4,154**	**3,668**	**3,273**
Total revenues	22,496	28,095	24,901	22,387	28,236
Adjusted EBITDA margin (non-GAAP)	**15.1%**	**15.0%**	**16.7%**	**16.4%**	**11.6%**
Automotive gross margin (GAAP)	**17.2%**	**17.0%**	**20.4%**	**21.1%**	**16.9%**
Less: Total regulatory credit revenue recognized	2.2%	1.6%	2.5%	1.9%	0.6%
Automotive gross margin excluding regulatory credit sales (non-GAAP)	**15.0%**	**15.4%**	**17.9%**	**19.2%**	**16.3%**

[(1)] Certain tax items consist of the release of valuation allowances on certain California deferred tax assets in Q2'26 and accruals related to pillar two.

30

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026
Net cash provided by operating activities (GAAP)	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156	2,540	6,238	3,813	3,937	4,697
Capital expenditures (1)	(1,858)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)	(2,393)	(2,493)	(5,789)
Free cash flow (non-GAAP) (1)	1,420	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664	146	3,990	1,420	1,444	(1,092)

In millions of USD	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026
Net income attributable to common stockholders (GAAP) (2)	3,687	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409	1,172	1,373	840	477	1,114
Interest expense	33	29	28	38	61	76	86	92	96	91	86	76	85	92	81
Provision for (benefit from) income taxes (2)	276	261	323	167	(5,752)	483	371	602	381	169	359	570	325	257	201
Depreciation, amortization and impairment	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447	1,433	1,625	1,643	1,590	1,619
Stock-based compensation expense	419	418	445	465	484	524	439	457	579	573	635	663	954	1,030	1,151
Digital assets unrealized loss (gain) (2)	34	—	—	—	—	(335)	100	(7)	(347)	125	(284)	(80)	307	222	112
SpaceX equity investment unrealized gain	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,005)
Adjusted EBITDA (non-GAAP) (2) (3)	5,438	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814	3,401	4,227	4,154	3,668	3,273

In millions of USD	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026
Net cash provided by operating activities – TTM (GAAP)	12,164	13,256	10,985	11,532	14,479	14,923	16,837	15,765	15,748	14,747	16,528	18,685
Capital expenditures – TTM (1)	(8,450)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)	(10,179)	(8,914)	(8,527)	(9,528)	(12,923)
Free cash flow – TTM (non-GAAP) (1)	3,714	4,357	1,382	1,717	3,610	3,581	6,780	5,586	6,834	6,220	7,000	5,762

In millions of USD	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026
Net income attributable to common stockholders – TTM (GAAP) (2)	10,756	14,997	13,874	12,571	12,891	7,091	6,110	5,882	5,082	3,794	3,862	3,804
Interest expense – TTM	128	156	203	261	315	350	365	365	349	338	339	334
Provision for (benefit from) income taxes – TTM (2)	1,027	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523	1,511	1,479	1,423	1,511	1,353
Depreciation, amortization and impairment – TTM	4,424	4,667	4,867	4,991	5,104	5,368	5,569	5,724	6,001	6,148	6,291	6,477
Stock-based compensation expense – TTM	1,747	1,812	1,918	1,912	1,904	1,999	2,048	2,244	2,450	2,825	3,282	3,798
Digital assets unrealized loss (gain) – TTM (2)	34	—	(335)	(235)	(242)	(589)	(129)	(513)	(586)	68	165	561
SpaceX equity investment unrealized gain – TTM	—	—	—	—	—	—	—	—	—	—	—	(1,005)
Adjusted EBITDA – TTM (non-GAAP) (2) (3)	18,116	16,631	15,748	14,769	15,676	16,056	15,486	15,213	14,775	14,596	15,450	15,322

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

31

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its second quarter 2026 financial results conference call beginning at 4:30 p.m. CT on July 22, 2026 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax, (b) digital assets unrealized (gain) loss, net of tax, (c) SpaceX equity investment unrealized gain, net of tax and (d) certain tax items. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for (benefit from) income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense (e) digital assets unrealized (gain) loss and (f) SpaceX equity investment unrealized gain. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP automotive gross margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services and supporting infrastructure; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our facilities are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, advanced driver assistance systems, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services and robotics markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 28, 2026 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 32